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                                                                 Exhibit 5


                               CHRISTY & VIENER
                               620 FIFTH AVENUE
                        NEW YORK, NEW YORK  10020-2457
                                (212) 632-5500


DIRECT DIAL NUMBER                                                  FACSIMILE
  (212) 632-                                                     (212) 632-5555


                                         January 18, 1994


    Sensormatic Electronics Corporation
    500 N.W. 12th Avenue
    Deerfield Beach, Florida 33442-1795

            Re:  Registration Statement on Form S-3
                 ----------------------------------

    Gentlemen:

            We have acted as general counsel to Sensormatic Electronics Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") being filed under the Securities Act of 1933 for the registration by the Corporation of up to 90,000 shares of the Corporation's Common Stock issued or to be issued to certain of the stockholders of Advanced Entry Systems, Inc. ("AES") pursuant to the Stock Purchase Agreement (the "Agreement") dated as of December 31, 1993 among the Corporation, AES and its stockholders (the "Shares").

            As general counsel of the Corporation, we have examined and are familiar with the Registration Statement, the Agreement, the Corporation's Restated Certificate of Incorporation and By-Laws, the proceedings of its stockholders, Board of Directors and committees thereof, and such certificates of public officials and such other corporate records and other documents as we have deemed necessary in rendering this opinion.

            Based on the foregoing, we are of the opinion that:

            1. The Corporation is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
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CHRISTY & VIENER

    Sensormatic Electronics Corporation
    Page 2                                                    January 18, 1994


                2. The Shares have been duly authorized, and, as and when issued pursuant to the Agreement, are or will be validly issued, fully paid and nonassessable.

                We consent to being named in the Registration Statement as attorneys who have passed on legal matters in connection with the Shares and we consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                         Very truly yours,




                                         CHRISTY & VIENER